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                                  EXHIBIT 21.1                                 1

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AUSTRALIA                           BRAZIL
Wang Australia Pty. Ltd.            Wang Global Ltda.
Wang Global OA Pty. Ltd.
Triumph-Adler OA Pty. Ltd.          Rua Laguna, 563 3rd andar
Open Access Pty. Ltd.               CEP 04728-001
                                    Sao Paulo - SP, Brazil
Austlink Corporate Park, 2          Tel: 55 11 547 4706
Minna Close
Belrose, BNSW 2085                  CANADA
Australia                           Wang Global Canada Ltda.
Tel: 61-2 9847-7100                 I-NET Enterprise Solutions Canada

AUSTRIA                             150 Middlefield Road
Olsy Austria Ges.m.b.H              Scarboro, Ontario
Open Networks Distr. Ges.m.b.H      M1S 4L6
                                    Canada
Breitenfurter Str. 317-319          Tel: 416 298 9400
1230 Vienna
Austria                             CHILE
Tel: 43 1 866 940                   Wang Export Services Inc.
                                    Branch Office (US Company)
AUSTRIA                             Las Hortensias 2340
Open Systems Olsy Austria           Providencia
 Information Systems GmbH & Co. KG  Santiago, Chile
                                    Tel: 56 2 5205300
Eichenstrasse 58-64
A-1122 Vienna                       COLOMBIA
Austria                             Wang (I-NET) Colombia, branch of I-NET, Inc.
Tel: 43 1 811 60                    Wang Global Ltd.

BAHRAIN                             Calle 100 No. 8A-55
Advanced Global Communications      Torre C., Of. 414
 Networks W.L.L.                    Bogota, Colombia
                                    Tel: 571 621 1305
P.O. Box 3282
Manama, Bahrain                     CROATIA
Tel: 873-216-030                    Olsy Austria Ges.m.b.H

BELGIUM                             Branch Office (Austria)
SPRL Wang Global BVBA               Hebrangova 12/11
Cable Print NV                      1000 Zagreb
                                    Croatia
Place Madou 1 - Box 8               Tel: 385 1 455 4844
B-1210 Brussels
Tel: 32 2 229 9111


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                                                                               2
                                     OFFICES
                          WANG GLOBAL AND SUBSIDIARIES
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CZECH REPUBLIC                      FRANCE
Wang Global s.r.o.                  Wang France S.A.
                                    Olsy France S.A.
Francouzska 4                       Sameca SaRL (Algeria)
120 00 Prague
Czech Republic                      Rue de General Leclerc
Tel: 420 2 691 07 13-4              92800 Puteaux
                                    Paris la Defense Cedex, France
DENMARK                             Tel: 33 14 906 7111
Olsy A/S
                                    GERMANY
Telegrafvej 4-6                     Wang Deutschland GmbH
DK-2750 Ballerup
Denmark                             Am Prime Parc 6-8
Tel: 45 70 201 000                  D-65479 Raunheim
                                    Germany
DENMARK                             Tel: 49 614 9250
DDI Communications A/S
                                    GREECE
Telegrafvej 4-6                     Wang Global, S.A.
DK-2750 Ballerup
Denmark                             236 Sygrou Ave
Tel: 45 70 201 016                  176 72 Athens, Greece
                                    Tel: 30 1 957 3800
ESTONIA
Olsy Eesti AS                       HONG KONG
                                    Wang Pacific Limited
Akadeemia Tee 28                    Wang Global (HK) Ltd.
EE-0026 TALINN                      ISC Systems Asia Ltd.
Estonia
Tel: 372 6 779 920                  32/F Citicorp Centre
                                    18 Whitfield Road
FINLAND                             Causeway Bay, Hong Kong
Wang Global Oy                      Tel: 852 2979 2702
Microcomputer Support Oy
Dilwin Oy                           HUNGARY
                                    Wang Global Hungary Network
Luoteisrinne 4                       Services Kft
FIN-02270 ESPOO                     Epicom Kft.
Finland
Tel: 358 9 476100                   Terenyi ut 15-17
                                    H-1115 Budapest, Hungary
FINLAND                             Tel: 36 1 206 3250
Dildata Oy
                                    INDONESIA
Llmeentie 3                         PT Wang Global Indonesia Ltd.
Fin-02140 ESPOO
Finland                             Komp. Bahan Bangunan Blok F2/19
Tel: 358 9 512 1500                 Jakarta 10730
                                    Indonesia
                                    Tel: 6221-6012285

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                                                                               3
                                     OFFICES
                          WANG GLOBAL AND SUBSIDIARIES
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ISRAEL                                  KOREA
Wang Global Systems, Ltd.               Wang Computers Korea, Ltd.
6 Maskit Str.
Herzliya-Pituach 46120, Israel          First Securities Building, 25th Floor
Tel: 972 9 9527 527                     23-5 Yoido-Dong
                                        Youngdeungpo-ku
IRELAND                                 Seoul 150-010, South Korea
Wang Ireland Ltd.                       Tel: 82 2 784 6111

31 Western Parkway Business Centre      LUXEMBOURG
Ballymount Road Lower                   Infotechnique S.A.
Walltinstown
Dublin 12 Ireland                       Rue des Scillas, 15
Tel: 353 1 4090822                      2529 Howald, Luxembourg

ITALY                                   MALAYSIA
Wang Global SpA                         Wang Computers (Malaysia) Sdn. Berhad
Wang Italia SpA                         OMAL (Malaysia) Sdn. Berhad
Dr. Ing. Franco Iachello & C. SpA
DSI Italia SpA                          3-7 Floor, Wisma Tong, Ah No. 1
Olivetti Prodest SpA                    Jalan Perak
Radiel SpA                              P.O. Box 11229
OSE SpA                                 50740 Kuala Lumpur, Malaysia
Delphi SpA                              Tel: 603 262 0173
Olivetti Engineering Serv. SpA
Unit SpA                                MEXICO
Nomos Sistema SpA                       Wang Global de Mexico S.A. de C.V.
O'Group Technology SpA
ORE&L                                   Av. Constituyentes 117
                                        Col. San Miguel Chapultepec
Via Lorenteggio 257                     Mexico City D.F., 11850 Mexico
20152 Milan, Italy                      Tel: 525 515 3655
Tel: 390 2 48362411
                                        NETHERLANDS
Via G. Jervis 77                        Wang Global B.V.
10015 Ivrea (TO)                        Olsy Nederlands B.V.
Italy                                   Demaret B.V.
Tel: 390 125 5200
                                        Verbeekstraat 11-21
JAPAN                                   NL-2332 CA Leiden, Netherlands
Olivetti Corporation of Japan           Tel: 31 71 579 6400

1-24 Himonya 2-Chrome                   NORWAY
Meguro-Ku                               Wang Global AS
Tokyo 152-0003, Japan                   Ambrasoft AS
Tel: 81 45 5937191                      UMI AS

                                        Tevlingveien 15
                                        N-1081 Furuset, Oslo, Norway
                                        Tel: 47 22 79 20 00

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                                                                               4
                                     OFFICES
                          WANG GLOBAL AND SUBSIDIARIES
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PEOPLE'S REPUBLIC OF CHINA                   RUSSIA
Wang Computer China Ltd.                     Wang Global Oy
Wang Global Information System
 Engineering Co. Ltd.                        Branch Office (Finland)
Wang Global Tianjin Int. Trading             Savvinskaja nab. 5
 & Services Co. Ltd.                         119121 MOSCOW, Russia
Tianjin CISC Computer Co. (50%)              Tel: 7 095 248 2775
Beijing Ya Yuen Electronics Co. Ltd.
Shenzhen Asia Electronics Co. Ltd.           SAUDI ARABIA
                                             Advanced Global Communications.
(See Hong Kong address)                       Networks WLL

PHILIPPINES                                  Branch Office (Bahrain)
Wang Global Philippines Inc.                 Old Airport Road, Rahid Al Ballaa
                                             Building, 4th Fl., Suite 33
5/F Century Tower                            Riyadh, Saudi Arabia 11461
Tordesillas Cor.  H.V.                       Tel: 966 1 474 0555 ex 117
Della Costa St.
Salcedo Village, Makati City, Philippines    SINGAPORE
Tel: 632 818 1283                            Wang Computers (Pte) Limited
                                             Wang Global (Singapore) Pte. Ltd.
POLAND
Wang Global Z.O.O.                           The Synergy
                                             1 International Business Park
U1. Pulawska 352.A                           02-14
02819 Warsaw, Poland                         Singapore 609917
Tel: 48 22 6440845                           Tel: 65 665 2928

PORTUGAL                                     SLOVAKIA
Wang Global Portugal - Servicos              Wang Global s.r.o.
 e Redesde Informatica, S.A.                 Zochova 5
                                             811 03 Bratislava
Praca Marques de Pombal, 14-4                Slovakia
P-1298 Lisboa Codex, Portugal                Tel: 421 7 5317 533
Tel: 351 1312 60 00
                                             SLOVENIA
PUERTO RICO                                  (See Croatia)
Wang Computadoras, Inc.
Olsy North America, Inc. (branch office)     SOUTH AFRICA
Wang Government Services, Inc.               Wang Global Africa Pty. Ltd.
 (branch office)                             Lole Pty. Ltd.
                                             Quintus Pty. Ltd.
Avenida Laurel                               Ensemble Technology
AQ-36 Santa Juarita                          Portion 543 Farm Reitfontein
Bayamon, Puerto Rico 00956                    (Pty.) Ltd.
Tel: 787-787-3357
                                             15 Stiemens Street
                                             Braamfontein 2017
                                             South Africa
                                             Tel: 27 113399911

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                                     OFFICES
                          WANG GLOBAL AND SUBSIDIARIES
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SPAIN                                 UNITED STATES
Wang Network Services, S.L            Wang Laboratories, Inc.
                                      Olsy North America Inc.
Torre Espana                          I-NET, Inc.
Paseo de la Castellana, 95            Advanced Paradigm Inc.
E-28046 Madrid                        Bannex Corporation
Spain                                 Parian Development Group
Tel: 34 91503 9600
                                      290 Concord Road
SWITZERLAND                           Billerica, MA 01821
Wang (Schweiz) AG                     Tel: 978 967 5000
Olsy (Schweiz) AG
                                      Wang Government Services, Inc.
Industriestrasse 50                   J.G. Van Dyke and Associates, Inc.
CH-8304 Wallisellen
Switzerland                           7900 Westpark Drive
Tel: 41 1 839 1611                    McLean, VA 22102
                                      Tel: 703 827 3000
SWITZERLAND
Datrac AG                             VIETNAM
Netspeed AG                           Wang Global (HK) Ltda.

Grabenweg                             Branch Office (Hong Kong)
CH-3177 Laupen BE                     (See Hong Kong address)
Switzerland
Tel: 41 31 740 21 11                  VENEZUELA
                                      Wang Venezuela C.A.
UNITED ARAB EMIRATES
Advanced Global Communication         Torre Centro Seguro Sud America
 Networks WLL                         Avenida Tamanaco, El Rosal - PM
                                      Caracas, Venezuela
Branch Office (Bahrain)               Tel: 582 952 2211
Al-Yasmeen Building - Suite 306
Dubai, United Arab Emirates
Tel: 971 4 696 445

UNITED KINGDOM
Wang Global Ltd.
Wang (UK) Ltd.
Wang I-NET Ltd.
Recordskill Ltd.
Olsy UK Ltd.
Oldco UK Ltda.
Olsy Financial Services Ltd.

86/88 Upper Richmond Road
Putney
London
SW15 2UR
United Kingdom
Tel: 44 181 785 6666